AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 9, 2002

                                             REGISTRATION STATEMENT NO. 33-40028
================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------



                                 AMENDMENT NO. 3

                                       TO
                                    FORM S-8



             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                   ----------

                       J. B. HUNT TRANSPORT SERVICES, INC.
             (Exact name of registrant as specified in its charter)

           ARKANSAS                                             71-0335111
(State or other jurisdiction of                              (I.R.S. Employer
 incorporation or organization)                             Identification No.)


                                HIGHWAY 71 NORTH
                             LOWELL, ARKANSAS 72745
                    (Address of Principal Executive Offices)


                       J. B. HUNT TRANSPORT SERVICES, INC.
                 AMENDED AND RESTATED MANAGEMENT INCENTIVE PLAN
                              (Full Title of Plan)



                                  KIRK THOMPSON
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                       J. B. HUNT TRANSPORT SERVICES, INC.
                          615 J.B. HUNT CORPORATE DRIVE
                             LOWELL, ARKANSAS 72745
                     (Name and address of agent for service)

                                 (501) 820-0000
          (Telephone number, including area code, of agent for service)


                             ----------------------


================================================================================


         J.B. Hunt Transport Services, Inc. is amending this Registration Statement to file its revised Management Incentive Plan ("Plan"). The revised Plan is attached as Exhibit 4.3


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          PART II - INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         J. B. Hunt Transport Services, Inc. ("Registrant" or "Company") hereby incorporates the following documents by reference into this Registration Statement and made a part hereof:


         (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2001, filed on March 8, 2002;



         (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of the fiscal year covered by the Annual Report referred to in (a) above; and

         (c) The description of the Company's common stock, $.01 par value, contained in the Company's Form 8-A dated March 27, 1984, including any amendment or report filed for the purpose of updating such description.

         Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained or incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part hereof.

         All reports and other documents filed by the Company subsequent to the date of this registration statement pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES

         Incorporated by reference from the Company's Form 8-A dated March 27, 1984, including any amendment or report filed for the purpose of updating such description.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Paragraph 10 of the Company's Articles of Incorporation provides that, under specified circumstances, the Company shall indemnify its directors, officers, employees, or agents against expenses (including attorney's fees), judgments, fines, and amounts paid in settlements actually and reasonably incurred by them in connection with any action, suit, or proceeding brought by third parties by reason of the fact that they were or are directors, officers, employees, or agents if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reason to believe their conduct was unlawful. In a derivative action, i.e., one by or in the right of the corporation, indemnification may be made only for expenses actually and reasonably incurred by directors, officers, employees or agents in connection with the defense or settlement of an action or suit, and only with respect to a matter as to which they shall have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests


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of the corporation, except that no indemnification shall be made if such person shall have been adjudged liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine upon application that the defendant directors, officers, employees or agents are fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.

         Paragraph 11 of the Company's Articles of Incorporation provides that the Company's directors will not be personally liable to the Company or its stockholders for monetary damages resulting from breaches of their fiduciary duty as directors except (a) for any breach of the duty of loyalty to the Company or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Arkansas Code Annotated Section 4-27-833, which makes directors liable for unlawful dividends or unlawful stock repurchases or redemptions, (d) for transactions from which directors derive improper personal benefit, or (e) for liability to any third party other than the Company or its stockholders based upon an act, omission, transaction, or breach of duty.

         The Company's directors and officers are also covered by insurance policies indemnifying them against certain civil liabilities, including liabilities under the federal securities laws, which might be incurred by them in such capacity.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.

ITEM 8.  EXHIBITS

         The following exhibits are filed as part of this Registration
Statement:

Exhibit No.                                 Exhibit

    4.1                    Amended and Restated Articles of Incorporation of J.
                           B. Hunt Transport Services, Inc. (Incorporated by reference from Exhibit 4A to the Company's Registration Statement on Form S-8 (File No. 33-40028) filed April 16, 1991).

    4.2 Amended and Restated Bylaws of the Company (Incorporated by reference from Exhibit 3C to the Company's Registration Statement on Form S-1 (File No. 2-95714) filed February 7, 1985).

    4.3 J. B. Hunt Transport Services, Inc. Amended and Restated Management Incentive Plan.

    4.3.1 Form of J.B. Hunt Transport Services, Inc. Management Incentive Plan Restricted Stock Agreement

    4.3.2 Form of J.B. Hunt Transport Services, Inc. Management Incentive Plan Stock Option Agreement

    4.3.3                  Form of Stock Option Exercise Form

    4.3.4                  Form of Amendment to Stock Option Agreement


                                       2
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    5.1                    Opinion of Wright, Lindsey & Jennings LLP

    23.1                   Consent of KPMG LLP

    23.2 Consent of Wright, Lindsey & Jennings LLP (included as part of Exhibit 5.1.)

    24.1 Powers of Attorney (included as part of signature page)

ITEM 9.  UNDERTAKINGS

(a)      The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b), if in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section13 or section15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


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                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Amendment No. 3 to its registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lowell, State of Arkansas, on May 9, 2002.




                 Signature                                         Title                                Date
                 ---------                                         -----                                ----

                   *                                  Director                                       May 9, 2002
---------------------------------------
John A. Cooper, Jr.

                   *                                  Chairman of the Board                          May 9, 2002
---------------------------------------
Wayne Garrison

                   *                                  Director                                       May 9, 2002
---------------------------------------
Gene George

                   *                                  Director                                       May 9, 2002
---------------------------------------
Thomas L. Hardeman

                   *                                  Vice Chairman of the Board                     May 9, 2002
---------------------------------------
J. Bryan Hunt, Jr.

                   *                                  Director                                       May 9, 2002
---------------------------------------
Leland Tollett

                   *                                  Senior Chairman of the Board                   May 9, 2002
---------------------------------------
J.B. Hunt

/s/ Kirk Thompson                                     President and Chief Executive Officer;         May 9, 2002
---------------------------------------               Director
Kirk Thompson

                   *                                  Executive Vice President, Finance and          May 9, 2002
---------------------------------------               Administration, Chief Financial Officer
Jerry W. Walton

                   *                                                                                 May 9, 2002
---------------------------------------               Secretary of the Board
Johnelle Hunt


/s/ Don Cope                                          Senior Vice President, Controller,             May 9, 2002
---------------------------------------               Chief Accounting Officer (Principal
Don Cope                                              Financial and Accounting Officer)





                                       5
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* Pursuant to the Powers of Attorney executed on behalf of the above-named officers and directors and filed with the Securities and Exchange Commission, the undersigned, by signing his name thereto, does sign and execute this post effective Amendment No. 3 to the Registration Statement as of this 9th day of May, 2002.



                               J. B. HUNT TRANSPORT SERVICES, INC.


                               By  /s/ Kirk Thompson
                                  ----------------------------------------------
                                   Kirk Thompson
                                   President and Chief Executive Officer

                                INDEX TO EXHIBITS


Exhibit No.                                 Exhibit
-----------                                 -------

    4.1                    Amended and Restated Articles of Incorporation of J.
                           B. Hunt Transport Services, Inc. (Incorporated by reference from Exhibit 4A to the Company's
                           Registration Statement on Form S-8 (File No.
                           33-40028) filed April 16, 1991)

    4.2                    Amended and Restated Bylaws of the Company
                           (Incorporated by reference from Exhibit 3C to the Company's Registration Statement on Form S-1 (File
                           No. 2-95714) filed February 7, 1985)

    4.3                    J.B. Hunt Transport Services, Inc. Amended and
                           Restated Management Incentive Plan

    4.3.1                  Form of J.B. Hunt Transport Services, Inc. Management
                           Incentive Plan Restricted Stock Agreement

    4.3.2                  Form of J.B. Hunt Transport Services, Inc. Management
                           Incentive Plan Stock Option Agreement

    4.3.3                  Form of Stock Option Exercise Form

    4.3.4                  Form of Amendment to Stock Option Agreement

    5.1                    Opinion of Wright, Lindsey & Jennings LLP

    23.1                   Consent of KPMG LLP

    23.2 Consent of Wright, Lindsey & Jennings LLP (included as part of Exhibit 5.1.)

    24.1 Powers of Attorney (included as part of signature page)



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